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                                                                  EXHIBIT 10.20

                                    SUBLEASE
                                    --------

     This Sublease effective as of the 20th day of May, 1999, between MORRISON, MAHONEY & MILLER, LLP, a Massachusetts limited liability partnership formerly known as Morrison, Mahoney & Miller, ("SUB-LANDLORD") whose address is 250 Summer Street, Boston, MA 02210 and STUDENT ADVANTAGE, INC., a Massachusetts corporation ("SUB-TENANT"), whose address is 280 Summer Street, Boston, Massachusetts 02110, who agree as follows:

     1. Recitals. This Sublease is made with reference to the following facts and objectives:

          a. 260 Summer Street Limited Partnership ("Master Landlord") and Sub-landlord, as tenant, entered into that certain written lease dated February 26, 1986, as amended, (the "Master Lease") regarding a portion of that certain real property with an address of 250 Summer Street, Boston, MA 02210 ("Building"). A copy of the executed Master Lease has been made available to Sub-tenant at all times hereto, upon a strict confidentiality basis and is attached hereto as Exhibit 1a.

          b. Sub-tenant desires to sublet the entire third floor (approximately 12,000 square feet, more or less) of the Building referenced in the Master Lease from Sub-landlord, pursuant to the terms and conditions both contained in this Sublease and in the Master Lease, and its Rules and Regulations.

          c. Master Landlord consents to this Sublease, subject to the terms and conditions of the Master Lease, as evidenced by the Consent to Sublease attached hereto as Exhibit 1c.

     2.   Premises:

     Sub-landlord hereby demises and sublets to Sub-tenant and Sub-tenant hereby takes and hires from Sub-landlord the entire third floor of he Building as shown on Exhibit A (the "Premises") together with the exclusive use of the third floor hallway, and restrooms together with the right to use the stairway and the common areas.

     3.   Length of Occupancy/Term:

          a. Forty-seven (47) months commencing June 1, 1999 and terminating April 30, 2003, but only so long as Sub-landlord is a tenant under the Master Lease.

     4.   Base Rent and Additional Rent:

          Sub-tenant shall pay Base Rent and other below defined Additional Rent for the Premises as follows: Sub-tenant shall pay Base Rent of $22.00 per square foot for the Term, to wit: Two Hundred Sixty-four Thousand Dollars per annum, payable in equal monthly installments of Twenty-two Thousand ($22,000) Dollars. Furthermore, Sub-tenant specifically


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agrees to pay its pro-rata portion based upon rentable square feet of the
Premises to rentable square feet of the Building of increases over the base year of "Landlord's Expenses" as defined in Article III of the Master Lease (and otherwise defined in the Master Lease) and Landlord's Tax Expense, if any, as defined in the Master Lease, which costs are payable as Additional Rent, on the first day of each calendar month and all deemed to be collectible as "Rent". The base year for Landlord's Expenses shall be calendar year 1999, which shall be estimated for 1999 and collected as Additional Rent as of January 1, 2000. The Base Year for Landlord's tax expense shall be fiscal year 2000. The real estate tax adjustments shall be collected as Additional Rent as of June 1, 2000. The Sub-tenant also specifically agrees to pay all such sums of Rent in a timely manner, as required by the Master Lease or shall be subject to the same penalties of late charge and/or interest as defined in the Master Lease.

     5.   Electricity:

          The premises are separately metered, and the Sub-tenant shall be responsible for its usage of electricity as billed to it by Boston Edison.

     6.   Signage:

          Sub-landlord and Master Landlord shall permit INTERIOR "marque" signage on the first floor directory, according to the rules provided for Tenant signage within the Master Lease. This shall specifically EXCLUDE any signage at the entrance to the outside of the Building or at lobby entrance.

     7.   Use:

          Sub-tenant shall use the Premises for general office and administrative uses and no other. Sub-tenant shall pay for all keys and cards required for access to the Premises. The Premises shall be delivered as of the Commencement Date in broom-clean condition with all existing furniture in place. The use of such furniture shall remain free of charge during the Term.

     8.   Provisions Constituting Sublease:

          This Sublease is subject to ALL, except as set forth in 8(b) below of the terms and conditions of the Master Lease attached hereto and incorporated herein by reference. Sub-tenant shall not commit or permit to be committed on the Premises, any act or omission which shall violate any term or condition of the Master Lease. This provision shall not be construed to extend privity between Master Landlord and Sub-tenant hereunder. Sublandlord shall use its reasonable efforts to ensure Master Landlord will perform its obligations under the Master Lease. Furthermore, Sub-landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Base Rent herein reserved be abated by reason of (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the services supplied by Master Landlord; to wit: (i) electricity for lighting and the operation of customary office machines, (ii) heat and air conditioning to the extent reasonably


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required for the comfortable occupancy by Sub-tenant in its use of the Premises during the period from 8 a.m. to 6 p.m. on weekdays (except holidays), or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (iii) lighting replacement (for building standard lights), (iv) restroom supplies, and (v) security guards and services and daily janitor service during the times and in the manner that such services are customarily furnished in comparable office buildings in the area,
(2) by the making of necessary repairs or improvements to the Premises or to the Building, or (3) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Premises or Building, except to the extent that the base rent is abated pursuant to the terms of the Master Lease. If base rent is abated pursuant to the said Master Lease, Sub-tenant's base rent shall be abated proportionately. Sub-landlord shall not amend the Master Lease to adversely affect Sub-tenant's rights.

          (b) The following articles, sections of and exhibits to the Master Lease are not incorporated herein except to the extent that any provisions set forth therein are referred to in this Sublease:

             (i)    Sections 10.13, 10.15, 10.16, 10.17, 10.18, 10.19, 10.20,
                    10.21 and 10.22 and Article VI.

             (ii)   The following paragraphs of the First Amendment of Lease:
                    Paragraphs 4, 6, 7, 8 and 11.

             (iii)  The following paragraphs of the Second Amendment of Lease:
                    Paragraphs 4 and 7.

             (iv)   The following paragraphs of the Third Amendment of Lease:
                    Paragraphs 4, 8 and 9.

             (v)    The following paragraph of the Fourth Amendment of Lease:
                    Paragraph 4.

             (vi)   The following paragraph of the Fifth Amendment of Lease:
                    Paragraph 4.

             (vii)  The following paragraphs of the Sixth Amendment of Lease:
                    Paragraphs 4 and 5.

             (viii) The following paragraphs of the Seventh Amendment of
                    Lease: Paragraphs 1 and 2.

             (ix)   The following paragraph of the Eighth Amendment of Lease:
                    Paragraphs 7 and 9.


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               (x)  The following paragraph of the Ninth Amendment of Lease:
                    Paragraph 4.

     9.   Disputes Resolved Under Massachusetts Law:

          Any dispute related to this Sublease shall be resolved under and pursuant to the laws of the Commonwealth of Massachusetts and any and all actions to resolve any dispute between the parties under this Sublease agreement shall be commenced in the Small Claims Court or the Municipal Court or the Superior Court for the Commonwealth of Massachusetts located in Boston.

     10.  Indemnification:

          Sub-tenant hereby waives all claims against Sub-landlord and Master Landlord for damage to any property or injury or death of any person in upon or about the Premises arising at any time and from any cause, other than by reason of gross negligence of Sub-landlord, its employees or contractors, and Sub-tenant shall hold Sub-landlord and Master Landlord harmless from and reimburse Sub-landlord and Master Landlord for all and any damage to any property or injury to or death of any person arising from the use or occupancy of the Premises by Sub-tenant or for Sub-tenant's failure to perform its obligations under this Sublease, specifically including, but not limited to, any compensation or damages for (i) loss of the use of the whole or any part of the Premises after destruction or damage, (ii) damage to Sub-tenant's personal property in or improvements to the Premises, or (iii) any inconvenience, annoyance or expense occasioned by such damage or repair (including moving expenses and the expense of establishing and maintaining any temporary facilities), except such as is caused by gross negligence, willful act of Sub-landlord, its contractors or employees. The foregoing indemnity obligation of Sub-tenant shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Sub-landlord and Master Landlord from the first notice that injury, death or damage has occurred or that any claim or demand is to be made or may be made. The provisions of this paragraph shall survive the termination of this Sublease with respect to any damage, injury or death occurring prior to such termination.

     11.  Security Deposit: $11,000.00

     12.  Sub-tenant Improvements:

          Sub-tenant acknowledges that the Premises shall be delivered in an "as is", "where is" condition and that Sub-landlord shall have no obligation for the construction of any improvements to or within the Premises. Sub-tenant shall not make any alterations, additions or improvements to the Premises without Master Landlord's and Sub-landlord's prior written approval, which approval shall not be unreasonably withheld. Before making any authorized buildout (to be concluded within three (3) months of Sub-tenant's occupancy) Sub-tenant shall obtain, at its own expense, all permits, approvals and certifications required by any governmental authority and shall promptly deliver copies of same to Master Landlord and Sub-landlord. Sub-tenant will cause Sub-tenant's contractors and subcontractors to carry such workers'


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compensation, general liability and personal and property damage insurance as
Landlord may reasonably require. Sub-tenant agrees to hold the Master Landlord and the Sub-landlord free and harmless from any liability for labor or materials supplied for such work and shall keep the Premises free from mechanics liens of any kind by obtaining waivers thereof or by removing or bonding any lien filed, within ten (10) days from receipt of notice of the filing thereof. At the expiration of the term of this Sublease, or upon the earlier termination hereof (at the option of the Master Landlord) any and all alterations, additions or improvements to the Premises made by the Sub-tenant during the term of this Sublease shall become the property of the Master Landlord (without payment therefor by the Master Landlord). For purposes of this Sublease, Sub-landlord shall deliver the Premises to Sub-tenant when this Sublease is fully executed by Sub-Landlord and Sub-Tenant and the date of such delivery shall be confirmed by written notice from Sub-landlord to Sub-tenant concerning Master Landlord's written consent to Sublease. However, access before said delivery, as required, to the Premises (and its wiring), after notification by Sub-tenant of specific requirements, shall be permitted after obtaining consent by Sub-landlord and Master Landlord.

     13. Sub-tenant shall not do or keep anything in, upon or about the Premises, nor permit any such action or nonaction by any other person, which may prevent the obtaining of any fire, public liability, or other insurance of any kind upon or written in connection with the Premises, or the Building or any property of any person anywhere therein, or which may make any such insurance void or voidable. In the event any insurer shall assess any extra premiums or increase the rate of any such insurance or premiums as a result of any special activities of the Sub-tenant, the Sub-tenant shall reimburse the Master Landlord for any such increase or extra premium, and any reimbursement shall be Additional Rent hereunder.

     14. First Right of Refusal. Sub-landlord grants Sub-tenant a recurring first fight of refusal on any additional space it may offer for sublease. Sub-tenants must respond in writing to notice provided by Sub-landlord within five business days of its receipt of such notice. Failure to timely respond waives this fight.

     15.  Premises Insurance and Waiver of Subrogation:

          a. Sub-tenant shall provide those certificates of insurance to Sub-landlord and Master Landlord prior to Sub-tenant's occupancy, in forms acceptable to Sub-landlord, with such provisions and insurance coverages as Sub-landlord reasonably may require.

          b. Sub-tenant waives, discharges and releases, all rights of recovery against Sub-landlord and the agents and employees of Sub-landlord and Master Landlord for loss or damage to property of Sub-tenant or to its property located on the Premises and insured under valid and collectible insurance policies, to the extent of any recovery actually collected under such insurance, provided that this waiver shall only be operative with respect to loss or damage occurring during such time as Sub-tenant's policies of insurance contain a clause providing that such waiver shall not affect or impair the policy and the Sub-tenant's fights to recover thereunder.

          c. Sub-tenant agrees that such insurance policies as it may have in effect during


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the term of this Sublease or any extension or renewal thereof shall, if the insurance carder permits the inclusions of such clause or endorsement in such policies, include a clause or endorsement which provides in substance that the insurance company waives any right of subrogation which it might otherwise have against the Master Landlord and Sub-landlord.

     16.  Sub-landlord's Access:

          Sub-tenant agrees that Sub-landlord upon reasonable advance notice to Sub-tenant (or without notice in case of emergency) may enter upon the Premises at reasonable hours so as not to unduly interfere with the normal conduct of Sub-tenant's business (or at any time in case of emergency) for the purposes of inspecting the same. Sub-landlord shall have the right, during the last three
(3) months of the term hereof to place signs upon the common areas in the Building in which the Premises are located indicating the Premises are for rent, provided that any such signs shall not materially interfere with the Premises.

     17.  No Assignment and Subletting:

          Sub-tenant shall not transfer, sublet, assign, hypothecate or otherwise alienate this sublease or Sub-tenant's interest in and to all or any part of the Premises without the express written consent of the Master Landlord, which shall not be unreasonably withheld or delayed, nor shall Sub-tenant grant any person any license or permission to use the Premises. Sub-landlord hereby consents to the further sublease of a portion of the Premises to Ivy Productions, Inc., so long as used for office purposes.

     18.  Hazardous Waste:

          a. The Sub-tenant shall: (i) not store (except in compliance with all laws, ordinances and regulations pertaining thereto), or dispose of any hazardous material or oil on the Premises (the terms "site", "vessel" and "hazardous material" being used in this paragraph having the same meaning given those terms in Massachusetts General Laws, Chapter 21E, as amended); (ii) provide the Master Landlord and the Sub-landlord with written notice (a) upon the Sub-tenant's obtaining knowledge of any potential or known release, or threat of release, of any hazardous material or oil at or from the Premises in violation of applicable environmental laws; (b) upon the Sub-tenant's receipt of any notice to such effect from any federal, state or other governmental authority; and (c) upon the Sub-tenant's obtaining knowledge of any incurrence of any expense or loss by such governmental authority in connection with the assessment containment or removal of any hazardous material or oil for which expense or loss the Master Landlord or the Sub-landlord may be liable or for which expense a lien may be imposed on the Premises. Except as the context otherwise indicates, the terms "notice" or "knowledge" shall have the same meaning ascribed to them by M. G. L. c.21E, ss.7.

          b. Sub-tenant hereby indemnifies and agrees to hold Master Landlord and Sub-landlord harmless for any and all losses, liabilities, damages, expenses, fines, penalties or fees (including reasonable attorneys fees) suffered by Master Landlord and/or Sub-landlord resulting from Sub-tenant's failure to perform its obligations under this paragraph. This paragraph shall



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survive the termination of the Sublease.

     19. Submission of this instrument for examination or signature is without prejudice and does not constitute a reservation or option and it is not effective until execution and delivery by both Sub-landlord and Sub-tenant and consented to by Master Landlord.

     20. Upon the execution of this lease, the Sub-tenant shall provide to the Sub-landlord a Certificate of Legal Existence as issued by the Secretary of State of the Commonwealth of Massachusetts as well as a listing of the officers and directors of the Sub-tenant.

     21.  NOTICE PROVISION:

          (a) The addresses to which notices are to be sent under Section 10.2 of the Master Lease are as follows:

To Sub-landlord:    Morrison, Mahoney & Miller, LLP.
                    250 Summer Street
                    Boston, MA 02110
                    Attention: Mark A. Kornachuk

to Sub-tenant:      Student Advantage, Inc.
                    250 Summer Street
                    Boston, MA 02110
                    Attention: Richard Dempsey

Either party may inform the other in the manner provided for the giving of notices of any change in address.

          (b) Whenever in the Master Lease notice is required by the Tenant or Landlord thereunder, or notice is required under this Sublease, such notice shall be delivered simultaneously to the other three parties. It is the purpose and intent of the foregoing provision to provide Sub-landlord hereunder with time within which to transmit to the Master Landlord any notices or demands received from Sub-tenant and to transmit to Sub-tenant any notices or demands received from Master Landlord. Notwithstanding the foregoing, any notices required to be delivered by either Sub-landlord or Sub-tenant under the terms of this Sublease which are not notices to or from Master Landlord under the Master Lease shall be given in a manner, and the times provided in this Sublease without reference to the addition or subtraction of these as provided in this
Section 21.

     22. BROKERAGE. Sub-landlord and Sub-tenant each warrants and represents to the other that it had no dealing with any broker or finder concerning the subletting of the Premises except for Nordblum Company. Each party hereto agrees to indemnify and hold the other party harmless from any and all liabilities and expenses, including, without limitation, reasonable attorneys' fees, arising out of claims against the other party by any other broker, consultant,


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finder or like agent claiming to have brought about this Sublease based upon the alleged acts of the indemnifying party. This Section 22 shall survive the termination of this Sublease.

     23.  MISCELLANEOUS:

          (a) This Sublease (i) contains the entire agreement of the parties with respect to the subject matter which it covers; (ii) supersedes all prior or other negotiations, representations, understandings and agreements of, by or between the parties, which shall be deemed fully merged herein; (iii) shall be construed and governed by the laws of the State in which the Building is located; and (iv) may not be changed or terminated orally.

          (b) This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

          (c) The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit, construe or describe the scope of this Sublease or the meaning or intent of any provision hereof.

          (d) This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     24. SUB-LANDLORD REPRESENTATION. Sub-landlord represents that as of the Commencement Date the Premises, including any tenant improvements made by Sub-landlord, and any common areas under the Lease, are in compliance with all laws and regulations and built in good and workmanlike manner with good materials in accordance with the plans therefor and the equipment and building system serving the Premises are in good working order. Sub-landlord represents that there are no hazardous materials on the Premises. Sub-landlord hereby indemnifies and agrees to hold Sub-tenant harmless for any and all losses, liabilities, damages, expenses, fines, penalties or fees, including reasonable attorneys fees incurred by Sub-tenant resulting from Sub-landlord's failure to perform its obligations hereunder. This paragraph shall survive termination of the Sublease.

     25. NON-DISTURBANCE AGREEMENTS. Sub-landlord shall provide Sub-tenant with a Recognition, Attornment & Agreement in form reasonably acceptable to Sub-tenant from all future and present lenders, fee owners, leaseholders and other parties with an interest superior to that of Sub-tenant.

     26. SECURITY DEPOSIT. On the execution of this Sublease, Sub-tenant shall deposit the sum of $11,000.00 as a security deposit for the performance of the obligations of Sub-tenant hereunder. Said security may be mingled with other funds of Sub-landlord and no fiduciary relationship shall be created with respect to such deposit. Within thirty (30) days after the expiration or sooner termination of the Term, the security deposit shall be returned to the Subtenant without interest.

     IN WITNESS WHEREOF, this Sublease is executed the day and date below written by a


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duly authorized officer of the Sub-tenant and Managing Partner of the
Sub-landlord.

SUB-LANDLORD

Morrison, Mahoney & Miller, LLP, a Massachusetts limited liability partnership

By: /s/ Mark P. Harty
    ---------------------------------------
    Mark P. Harty, Managing Partner and
    Chairman of the Executive Committee
    and not individually

SUB-TENANT

Student Advantage, Inc.

By: /s/ Christopher B. Andrews
    ---------------------------------------
Its: V.P. Finance & Administration



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